Exhibit 10.15

Execution Version

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 16th day of November, 2017, by and among (a) SILICON VALLEY BANK, a California corporation “SVB”), in its capacity as administrative agent (“Agent”), (b) SVB, ALLY BANK, a Utah state bank (“Ally”), and each other “Lender” from time to time party to the Loan and Security Agreement (as defined below) (each, a “Lender” and collectively, the “Lenders”), (c) SVB, in its capacity as an issuer of Letters of Credit (and each other “Issuing Lender” from time to time party to the Loan and Security Agreement (as defined below) (each, an “Issuing Lender” and collectively, the “Issuing Lenders”), (d) AVALARA, INC., a Washington corporation (“Avalara”), (e) AVAFUEL, LLC, a Delaware limited liability company (“AvaFuel”), (f) HOTSPOT TAX, INC., a Delaware corporation (“HotSpot”), (g) BILLSOFT, INC., a Nevada Corporation (“BillSoft”) and (h) SOFTWARE WIZARDS AND GURUS, INC., a Nevada corporation (“Software Wizards”, and together with Avalara, AvaFuel, HotSpot and BillSoft, individually and collectively, jointly and severally, the “Borrower”).

RECITALS

A.    Agent, Lenders and Avalara have entered into that certain Loan and Security Agreement dated as of June 6, 2016, as affected by that certain Joinder to Loan and Security Agreement, dated as of September 14, 2016, by and among Agent, Lenders and Borrower, and as amended by that certain First Amendment to Loan and Security Agreement, dated as of April 28, 2017 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.    Agent and the Lenders extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower has requested that Agent and the Lenders amend the Loan Agreement to (i) refinance the existing Term Loan; (ii) increase the Revolving Line; (iii) modify the financial covenants and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.    Agent and the Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Amendments to Loan Agreement.

2.1    Section 2.1.3 (Letters of Credit Sublimit). The Loan Agreement shall be amended by inserting the following new Section 2.1.3 immediately following Section 2.1.2 thereof:

“2.1.3    Letter of Credit Sublimit Commitment.

(a)    Commitment. As part of the Revolving Line, subject to the terms and conditions hereof, the Issuing Lender agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during the Letter of Credit Availability Period in such form as may reasonably be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue (and shall not issue) any Letter of Credit if, after giving effect to such issuance, the L/C Exposure would exceed either the Dollar Equivalent of the Total L/C Commitments or the Availability Amount at such time. Each Letter of Credit shall (i) be denominated in Dollars or a Foreign Currency, and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the Letter of Credit Maturity Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

(b)    Limitations on Issuance. The Issuing Lender shall not at any time be obligated to issue (and shall not issue) any Letter of Credit if: (i) such issuance would conflict with, or cause the Issuing Lender or any L/C Lender to exceed any limits imposed by, any applicable Requirement of Law; (ii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, amending or reinstating such Letter of Credit, or any law, rule or regulation applicable to the Issuing Lender or any request, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, amendment, renewal or reinstatement of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Second Amendment Effective Date, or shall impose upon the Issuing Lender any loss, cost or expense which was not applicable on the Second Amendment Effective Date, which the Issuing Lender in good faith deems material to it and not subject to reimbursement by the Borrower in accordance with this Section 2.1.3; (iii) the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance, amendment, renewal or reinstatement of such Letter of Credit, that one or more of the applicable conditions contained in Section 3.2 shall not then be satisfied; (iv) any requested Letter of Credit is not in form and substance acceptable to the Issuing Lender, or the issuance, amendment or renewal of a Letter of Credit shall violate any applicable laws or regulations or any applicable policies of the Issuing Lender; (v) such Letter of Credit contains any provisions providing for automatic reinstatement of the stated amount after any drawing thereunder; (vi) except as otherwise agreed by the Administrative Agent and the Issuing Lender, such Letter of Credit is in an initial face amount less than the Dollar Equivalent of Five Hundred Thousand Dollars ($500,000.00); or (vii) any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral pursuant to Section 2.1.3(g), satisfactory to the Issuing Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Exposure as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(c)    Procedures for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit for the account of the Borrower by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

(d)    Fees and Other Charges.

(i)    The Borrower agrees to pay, with respect to each outstanding Letter of Credit issued for the account of (or at the request of) the Borrower, (X) a fronting fee of 0.125% per annum on the daily amount available to be drawn under each such Letter of Credit to the Issuing Lender for its own account (a “Letter of Credit Fronting Fee”), and (Y) a letter of credit fee of 2.00% per annum multiplied by the daily amount available to be drawn under each such Letter of Credit on the drawable amount of such Letter of Credit to the Administrative Agent for the ratable account of the L/C Lenders (determined in accordance with their respective L/C Percentages) (a “Letter of Credit Fee”), in each case payable quarterly in arrears on the last Business Day of March, June, September and December of each year and on the Letter of Credit Maturity Date (each, an “L/C Fee Payment Date”) after the issuance date of such Letter of Credit, and (Z) the Issuing Lender’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued for the account of (or at the request of) the Borrower or processing of drawings thereunder (the fees in this clause (Z), collectively, the “Issuing Lender Fees”). All Letter of Credit Fronting Fees and Letter of Credit Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(ii)    In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

(iii)    The Borrower shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to any requested Letter of Credit issuance, amendment or renewal, including any L/C-Related Documents, as the Issuing Lender or the Administrative Agent may reasonably require. This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(iv)    Any letter of credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to Section 2.1.3(l) shall be payable, to the maximum extent permitted by applicable law, to the other L/C Lenders in accordance with the upward adjustments in their respective L/C Percentages allocable to such Letter of Credit, with the balance of such fee, if any, payable to the Issuing Lender for its own account.

(v)    All fees payable under this Section 2.1.3(d) shall be fully earned on the date paid and nonrefundable.

(vi)    To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Issuing Lender shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to a percentage (which percentage shall be determined by Issuing Lender in its reasonable discretion) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Issuing Lender from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

(e)    L/C Participations.    The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Lender, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Lender’s own account and risk an undivided interest equal to such L/C Lender’s L/C Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Lender agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower pursuant to Section 2.1.3(g), such L/C Lender shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of the amount of such draft (or the Dollar Equivalent thereof with respect to any Letters of Credit payable in a Foreign Currency), or any part thereof, that is not so reimbursed. Each L/C Lender’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence of an Event of Default or the failure to satisfy any of the other conditions specified in Section 3.2, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other L/C Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)    Existing Letters of Credit. The Existing Letters of Credit shall in no case be deemed to be a Letter of Credit outstanding under this Agreement and shall not be entitled to the benefits of this Agreement or any other Loan Document.

(g)    Reimbursement.

(i)    If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Issuing Lender shall notify the Borrower and the Administrative Agent thereof and the Borrower shall pay or cause to be paid to the Issuing Lender an amount equal to the entire amount of such L/C Disbursement not later than the immediately following Business Day. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein, in Dollars and in immediately available funds.

(ii)    If the Issuing Lender shall not have received from the Borrower the payment that it is required to make pursuant to (g)(i) above, with respect to a Letter of Credit within the time specified in such clause, the Issuing Lender will promptly notify the Administrative Agent of the L/C

Disbursement and the Administrative Agent will promptly notify each L/C Lender of such L/C Disbursement and its L/C Percentage thereof, and each L/C Lender shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of such L/C Disbursement, or the Dollar Equivalent thereof with respect to any Letters of Credit payable in a Foreign Currency (and the Administrative Agent may apply Cash Collateral provided for this purpose); upon such payment pursuant to this paragraph to reimburse the Issuing Lender for any L/C Disbursement, the Borrower shall be required to reimburse the L/C Lenders for such payments (including interest accrued thereon from the date of such payment until the date of such reimbursement at the rate applicable to Overadvances) on demand; provided that if at the time of and after giving effect to such payment by the L/C Lenders, the conditions to borrowings set forth in Section 3.2 are satisfied, the Borrower may, by written notice to the Administrative Agent certifying that such conditions are satisfied and that all interest owing under this paragraph has been paid, request that such payments by the L/C Lenders be converted into an Advance under the Revolving Line (a “Revolving Loan Conversion”), in which case, if such conditions are in fact satisfied, the L/C Lenders shall be deemed to have extended, and the Borrower shall be deemed to have accepted, an Advance in the aggregate principal amount of such payment without further action on the part of any party, and the Total L/C Commitments shall be permanently reduced by such amount; any amount so paid pursuant to this paragraph shall, on and after the payment date thereof, be deemed to be Advances for all purposes hereunder; provided that the Issuing Lender, at its option, may effectuate a Revolving Loan Conversion regardless of whether the conditions to borrowings set forth in Section 3.2 are satisfied.

(iii)    Promptly following receipt by the Administrative Agent (or the Issuing Lender, as the case may be) of a payment from the Borrower with respect to an L/C Disbursement, the Administrative Agent (or the Issuing Lender) shall, to the extent that the L/C Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, repay such L/C Lenders on a pro rata basis.

(h)    Obligations Absolute. The Borrower’s obligations under this Section 2.1.3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender or any L/C Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender or any L/C Lender shall not be responsible for, and the Borrower’s obligations hereunder shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender and any L/C Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender or any L/C Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender or any L/C Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Lender to the Borrower. In addition to amounts payable as elsewhere provided in the Agreement, the Borrower hereby agrees to pay and to protect, indemnify, and save Issuing Lender and any L/C Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that the Issuing Lender or any L/C Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, or (ii) the failure of Issuing Lender or of any L/C Lender to honor a demand for payment under any Letter of Credit thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Issuing Lender or such L/C Lender (as finally determined by a court of competent jurisdiction).

(i)    Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

(j)    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.1.3, the provisions of this Section 2.1.3 shall apply.

(k)    Interim Interest. If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, then, unless either the Borrower shall have reimbursed such L/C Disbursement in full within the time period specified in Section 2.1.3(g) or the L/C Lenders shall have reimbursed such L/C Disbursement in full on such date as provided in Section 2.1.3(g), in each case the unpaid amount thereof shall bear interest for the account of the Issuing Lender, for each day from and including the date of such L/C Disbursement to but excluding the date of payment by the Borrower, at the rate per annum that would apply to an Overadvance.

(l)    Cash Collateral.

(i)    Certain Credit Support Events. Upon the request of the Administrative Agent or the Issuing Lender (X) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Advance by all the L/C Lenders that is not reimbursed by the Borrower or converted into an Advance under the Revolving Line pursuant to Section 2.1.3(g)(ii), or (Y) if, as of the Letter of Credit Maturity Date, any L/C Exposure for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then effective L/C Exposure in an amount equal to 105% of such L/C Exposure.

At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent), the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 105% of the Fronting Exposure relating to the Letters of Credit (after giving effect to any Cash Collateral provided by such Defaulting Lender).

(ii)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent. The Borrower, and to the extent provided by any Lender or Defaulting Lender, such Lender or Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the L/C Lenders, and agrees to maintain, a first priority security interest and Lien in all such Cash Collateral and in all proceeds thereof, as security for the Obligations to which such Cash Collateral may be applied pursuant to Section 2.1.3(l)(iii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or any Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than 105% of the applicable L/C Exposure, Fronting Exposure and other Obligations secured thereby, the Borrower or the relevant Lender or Defaulting Lender, as applicable, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by such Defaulting Lender).

(iii)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this section or otherwise in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iv)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure in respect of Letters of Credit or other Obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 2.1.3(l) following (X) the elimination of the applicable Fronting Exposure and other Obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender), or (Y) a determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided, however, (I) that Cash Collateral furnished by or on behalf of a Borrower shall not be released during the continuance of an Event of Default, and (II) that the Person providing such Cash Collateral and the Issuing Lender may agree that such Cash Collateral shall not be released but instead shall be held to support future anticipated Fronting Exposure or other obligations; and provided further, that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to any security interest and Lien granted pursuant to the Loan Documents.

(m)    Additional Issuing Lenders. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender and such Lender.

(n)    Resignation of the Issuing Lender. The Issuing Lender may resign at any time by giving at least 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Lender hereunder by a Lender that shall agree to serve as successor Issuing Lender, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Lender and the retiring Issuing Lender shall be discharged from its obligations to issue additional Letters of Credit hereunder without affecting its rights and obligations with respect to Letters of Credit previously issued by it. At the time such resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.1.3(c). The acceptance of any appointment as the Issuing Lender hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Lender under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the resignation of the Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit.

(o)    Applicability of UCP and ISP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued and subject to applicable laws, the Letters of Credit shall be governed by and subject to (i) with respect to standby Letters of Credit, the rules of the ISP, and (b) with respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce on the date any commercial Letter of Credit is issued.”

2.2    Section 2.1.4 (Term Loan 2017). The Loan Agreement shall be amended by inserting the following new Section 2.1.4 immediately following Section 2.1.3 thereof:

“2.1.4 Term Loan 2017.

(a)    Availability. Subject to the terms and conditions of this Agreement, the Lenders, severally and not jointly, shall make one (1) term loan (the “Term Loan 2017”) to Borrower on the Second Amendment Effective Date in an aggregate principal amount of Thirty Million Dollars ($30,000,000.00); provided that a portion of the proceeds of the Term Loan 2017 shall be used to repay in full Borrower’s outstanding Existing Term Loan Obligations. Borrower hereby authorizes Agent to apply such portion of the proceeds to the Existing Term Loan Obligations as part of the funding process without actually depositing such funds in an account of Borrower.

(b)    Interest. Commencing on the first (1st) Payment Date of the month following the month in which the Funding Date of the Term Loan 2017 occurs, and continuing on each Payment Date thereafter, Borrower shall make monthly payments of interest on the outstanding principal amount of the Term Loan 2017 at the rate set forth in Section 2.3(a).

(c)    Repayment. Commencing on December 1, 2018 and continuing on each Payment Date thereafter, Borrower shall repay the Term Loan 2017 in (i) twenty-four (24) equal monthly installments of principal, based on a forty-eight (48) month amortization schedule; plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.3(a). All outstanding principal and accrued and unpaid interest with respect to the Term Loan 2017, and all other outstanding Obligations with respect to the Term Loan 2017, are due and payable in full on the Term Loan 2017 Maturity Date. Once repaid, no portion of the Term Loan 2017 may be reborrowed.

(d)    Voluntary Prepayment. Borrower shall have the option to prepay all or any portion of the Term Loan 2017, provided Borrower (i) provides written notice to Agent of its election to prepay the Term Loan 2017 at least three (3) days prior to such prepayment and (ii) pays, on the date of such prepayment, (a) the principal amount of the Term Loan 2017 to be repaid and accrued but unpaid interest, plus (b) the applicable Term Loan 2017 Prepayment Premium, plus (c) all other sums, including Lender Expenses, if any, that shall have become due and payable. Voluntary prepayments hereunder shall be in a minimum principal amount of Five Million Dollars ($5,000,000.00) and increments of One Million Dollars ($1,000,000.00) in excess thereof (or if less, the then-remaining outstanding principal balance of the Term Loan 2017). Notwithstanding the foregoing, Borrower may rescind any notice of prepayment by notice to the Agent on or before the date of prepayment if such prepayment would have resulted from a refinancing or occurrence of another event, which refinancing or event shall not be consummated or shall otherwise be delayed.

(d)    Mandatory Prepayment upon an Acceleration. If the Term Loan 2017 is accelerated following the occurrence of an Event of Default (including, without limitation, an Event of Default pursuant to Section 8.5 hereof), Borrower shall immediately pay to Agent, for the ratable benefit of the Term Loan 2017 Lenders, an amount equal to the sum of (i) all outstanding principal of the Term Loan 2017 and accrued but unpaid interest thereon, plus (ii) the applicable Term Loan 2017 Prepayment Premium on the full outstanding principal balance of the Term Loan 2017, plus (iii) all other sums, including Lender Expenses, if any, that shall have become due and payable.”

2.3    Section 2.2 (Overadvances). Section 2.2 is deleted in its entirety and replaced with the following:

“2.2    Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances, plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Agent, for the ratable benefit of the Lenders in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Agent and the Lenders any Overadvance, Borrower agrees to pay Agent, for the ratable benefit of the Lenders, interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

2.4    Section 2.3 (Payment of Interest on the Credit Extensions). Subsection (a) of Section 2.3 is deleted in its entirety and replaced with the following:

“(a)    Interest Rate.

(i)    Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and three-quarters of one percent (1.75%), which interest shall be payable monthly in accordance with Section 2.3(d) below.

(ii)    Term Loan 2017. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan 2017 shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and one-quarter of one percent (2.25%), which interest shall be payable monthly.

2.5    Section 2.4 (Fees). Subsection (d) of Section 2.4 is amended in its entirety and replaced with the following:

“(d)    Unused Revolving Line Facility Fee. Payable quarterly in arrears on the last day of each calendar quarter occurring prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to one half of one percent (0.50%) per annum of the average unused portion of the Revolving Line for such calendar quarter. The average unused portion of the Revolving Line for such quarter, for purposes of this calculation, shall be the difference between (x) the Revolving Line, and (y) the average daily closing balance of the Revolving Line outstanding during the quarter, plus the sum of the aggregate amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) during the quarter; and”

2.6    Section 2.4 (Fees). Section 2.4 shall be amended by inserting the following new subsection (g) immediately following subsection (f) thereof:

“(g)     Letter of Credit Fee. The Issuing Lender’s customary fees and expenses for the issuance or renewal of Letters of Credit as and when due pursuant to Section 2.1.3(d) hereof.”

2.7    Section 6.2 (Financial Statements, Reports, Certificates). Subsection (d) of Section 6.2 is amended in its entirety and replaced with the following:

“(d)    Quarterly Lenders’ Meeting. Quarterly, as soon as practicable, but no later than sixty (60) days after the end of each fiscal quarter, one or more Responsible Officers shall meet with the Lenders to discuss Borrower’s past performance and future plans, in detail reasonably acceptable to the Lenders; provided, however, that, in Borrower’s reasonable discretion, Borrower may provide a written quarterly Management Discussion and Analysis (“MD&A”) disclosure to Lenders in a form substantially similar to the MD&A reporting requirements under the Exchange Act for filing Form 10-Q and Form 10-K, in which case the quarterly meetings described in this clause (d) shall not be required;”

2.8    Section 6.7 (Financial Covenants). Section 6.7 is deleted in its entirety and replaced with the following:

“(a)    Minimum Net Billings. For each trailing three-month period ending at the end of each month, commencing with the three month period ending November 30, 2017 and continuing through and including the three-month period ending February 28, 2018, maintain Net Billings of not less than eighty percent (80%) of the corresponding monthly amount indicated in the excel file “Avalara 2017 Consolidated Financial Model v.4.3 Monthly Details” agreed to by Agent, the Lenders and Borrower, delivered to Lenders as of November 1, 2017.

For the monthly period ending March 31, 2018 and each monthly period ending thereafter, the Minimum Net Billings requirements shall be determined by Agent, Lenders and Borrower following receipt of Borrower’s projections approved by the Board for the period from January 1, 2018 through March 31, 2019, as delivered in accordance with Section 6.2. The failure of Borrower, Agent and Lenders to mutually agree on the minimum Net Billings requirements in writing after good faith, reasonable negotiations, on or before March 31 of each fiscal year for the corresponding annual period shall result in an immediate Event of Default for which there shall be no grace or cure period.

(b)    Minimum Liquidity. Minimum Liquidity, tested as of the last day of each month, in an amount equal to or greater than Fifteen Million Dollars ($15,000,000.00).”

2.9    Section 6.11 (Formation or Acquisition of Subsidiaries). The following sentence shall be added to the end of Section 6.11:

“The foregoing requirements and provisions of this Section 6.11 shall not be applicable to AFTC and/or any direct or indirect Foreign Subsidiary of AFTC.”

2.10    Section 7.11 (AFTC). The following new Section 7.11 is hereby inserted immediately following Section 7.10 thereof:

“7.11    AFTC.    At any time, (i) permit AFTC and/or any of its Foreign Subsidiaries, to (A) maintain any assets (other than cash permitted by clause (B) hereof) in excess of One Hundred Thousand Dollars ($100,000.00) or incur any liabilities (other than liabilities arising from unpaid tax collections) in excess of One Hundred Thousand Dollars ($100,000.00): (B) maintain any cash, other than (I) cash resulting from Permitted Intercompany Indebtedness, Investment permitted pursuant to clause (g)(iii) of the definition of Permitted Investments, or tax collections from customers until such time as such tax collections are remitted to the applicable taxing authority and (II) cash amounts necessary to cover the filing fees and taxes to maintain such entities existence and good standing in each applicable jurisdiction; (C) conduct any operations other than those directly related to maintain its existence and/or the collection and payment of taxes on behalf of itself and its customers; and (D) maintain any Intellectual Property; and (ii) permit AFTC to create, acquire or otherwise establish any Domestic Subsidiary.”

2.11    Section 9.1 (Rights and Remedies). Subsection (c) of Section 9.1 is amended in its entirety and replaced with the following:

“(c)    for any Letters of Credit, demand that Borrower (i) deposit cash with the Issuing Lender in an amount equal to at least 105% of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by the Issuing Lender in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;”

2.12    Section 14 (Definitions). The following definitions appearing in Section 14.1 are amended in their entirety and replaced with the following:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base; minus (b) the aggregate Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve; minus (c) the outstanding principal balance of any Advances.

“Credit Extension” is any Advance, Overadvance, Term Loan 2017, Letter of Credit or any other extension of credit by Agent or any Lender for Borrower’s benefit under this Agreement.

“Minimum Liquidity” is, as of any date of measurement, the sum of (i) Borrower’s Qualified Cash; plus (ii) the unused Availability Amount.

“Net Revenue Retention Rate” is, for any Subject Quarter, expressed as a percentage, and calculated by dividing (a) total revenue as of the last day of the immediately preceding quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total revenue in such corresponding quarter from those same billing accounts. This calculation shall include changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during such one-year period. The Net Revenue Retention Rate calculation includes only customers with unique account identifiers in Borrower’s primary U.S. billing systems and does not include customers that subscribe to Borrower’s solutions through its international subsidiaries or certain legacy billing systems that are primarily related to past acquisitions by Borrower.

“Permitted Intercompany Indebtedness” means loans by Avalara to (i) AFTC and (ii) Foreign Subsidiaries, in each case to the extent permitted under this Agreement.

“Prime Rate” is the greater of (i) four and one-quarter percent (4.25%) and (ii) the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Agent, the “Prime Rate” shall mean the rate of interest per annum announced by Agent as its prime rate in effect at its principal office in the State of California (such Agent announced Prime Rate not being intended to be the lowest rate of interest charged by Agent in connection with extensions of credit to debtors).

“Qualified Cash” is, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries that is subject only to the first-priority perfected security interest of Agent, and is not subject to any other Lien.

“Recurring Revenue” is, for the relevant period, the subscription and returns revenue of Borrower as reported in Borrower’s financial statements.

“Revolving Line” is an aggregate principal amount not to exceed Fifty Million Dollars ($50,000,000.00) outstanding at any time.

“Revolving Line Maturity Date” is November 15, 2019 (two (2) years after the Second Amendment Effective Date).

2.13    Section 14 (Definitions). The following new definitions are hereby inserted in Section 14.1, each in its applicable alphabetical order:

“AFTC” is AFTC, Inc., a Washington corporation and wholly owned Subsidiary of Avalara.

“Application” is an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

“Cash Collateralize” means, with respect to Obligations in respect of Letters of Credit, to deposit in a Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and one or more of the Lenders, as applicable, as collateral for L/C Exposure or obligations of the Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such Issuing Lender.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Existing Letters of Credit” means the letters of credit described on Exhibit A to the Second Amendment, and any extensions, renewals or increases thereof.

“Existing Term Loan Obligations” are all outstanding Obligations under the Term Loan owed by Borrower to Agent and the Lenders.

“Fronting Exposure” is, at any time there is a Defaulting Lender with respect to the Issuing Lender, such Defaulting Lender’s L/C Percentage of the outstanding L/C Exposure other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Issuing Lender” and “Issuing Lenders” is, as the context may require, (a) SVB or any Affiliate thereof, in its capacity as issuer of any Letter of Credit, and (b) any other Lender with an L/C Commitment that may become an Issuing Lender with respect to Letters of Credit issued by such Issuing Lender.

“Issuing Lender Fees” is defined in Section 2.1.3(d).

“L/C Advance” is each L/C Lender’s funding of its participation in any L/C Disbursement in accordance with its L/C Percentage of the L/C Commitment.

“L/C Commitment” means, as to any L/C Lender, the obligation of such L/C Lender, if any, to purchase an undivided interest in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit (including to make payments with respect to draws made under any Letter of Credit pursuant to Section 2.1.3(e) in an aggregate principal amount not to exceed the amount set forth under the heading “L/C Commitment” opposite such L/C Lender’s name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The L/C Commitment is a sublimit of the Revolving Line Commitment and the aggregate amount of the L/C Commitments shall not exceed the amount of the Total L/C Commitments at any time.

“L/C Disbursements” means a payment or disbursement made by the Issuing Lender pursuant to a Letter of Credit.

“L/C Exposure” is, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Advances under the Revolving Line at such time, or, in each case, the Dollar Equivalent of such amounts with respect to any Letters of Credit payable in a Foreign Currency. The L/C Exposure of any L/C Lender at any time shall equal its L/C Percentage of the aggregate L/C Exposure at such time.

“L/C Facility” means the L/C Commitments and the extensions of credit made thereunder, in each case as a sublimit of the Revolving Line.

“L/C Fee Payment Date” is defined in Section 2.1.3(d).

“L/C Lender” means a Lender with an L/C Commitment.

“L/C Percentage” is, as to any L/C Lender at any time, the percentage of the Total L/C Commitments represented by such L/C Lender’s L/C Commitment.

“L/C-Related Documents” means, collectively, each Letter of Credit, all applications for any Letter of Credit (and applications for the amendment of any Letter of Credit) submitted by the Borrower to the Issuing Lender and any other document, agreement and instrument relating to any Letter of Credit, including any of the Issuing Lender’s standard form documents for letter of credit issuances.

“Letter of Credit” is as defined in Section 2.1.3(a); provided that such term shall not include each Existing Letter of Credit.

“Letter of Credit Availability Period” is the period from and including the Second Amendment Effective Date to but excluding the Letter of Credit Maturity Date.

“Letter of Credit Fees” is defined in Section 2.1.3(d).

“Letter of Credit Fronting Fees” is defined in Section 2.1.3(d).

“Letter of Credit Maturity Date” is the date occurring 15 days prior to the Revolving Line Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Reserve” is defined in Section 2.1.3(d)(vi).

“Revolving Loan Conversion” is as defined in Section 2.1.3(g).

“Second Amendment Effective Date” is November 15, 2017.

“Term Loan 2017” has the meaning set forth in Section 2.1.4(a).

“Term Loan 2017 Commitment” means, for any Lender, the obligation of such Lender to make a Term Loan 2017 on the Second Amendment Effective Date, up to the principal amount shown on Schedule 1. “Term Loan 2017 Commitments” means the aggregate amount of such commitments of all Lenders.

“Term Loan 2017 Commitment Percentage” means, as to any Lender at any time, the percentage of the Term Loan 2017 Commitments represented by such Lender’s Term Loan 2017 Commitment at such time. The initial Term Loan 2017 Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.

“Term Loan 2017 Maturity Date” is November 1, 2020.

“Term Loan 2017 Prepayment Premium” shall be an additional fee payable to Agent, for the ratable benefit of the Term Loan 2017 Lenders in amount equal to one-half of one percent (0.50%) of the principal amount of the Term Loan 2017 being repaid. Notwithstanding any provision of this Agreement to the contrary, there shall be no Term Loan 2017 Prepayment Premium in the event (i) the Term Loan 2017 is prepaid during the ninety (90) day period ending on the Term Loan 2017 Maturity Date; (ii) the Term Loan 2017 is refinanced with any new loan facility in which SVB is a participating lender; or (iii) the Term Loan 2017 is repaid in connection with the proceeds of (a) an initial public offering of Borrower, or (b) an issuance of equity in a financing round with a value greater than Fifty Million Dollars ($50,000,000.00).

“Total L/C Commitments” is at any time, the sum of all L/C Commitments at such time, as the same may be reduced from time to time pursuant to Section 2.1.3(g). The initial amount of the Total L/C Commitments on the Second Amendment Effective Date is Ten Million Dollars ($10,000,000.00).

2.14    Section 14 (Definitions). Clauses (b) and (i) of the definition of “Permitted Indebtedness” appearing in Section 14.1 are amended in their entirety and replaced with the following:

“(b)    Indebtedness existing on the Second Amendment Effective Date and shown on the Perfection Certificate;

(i) (i) Permitted Intercompany Indebtedness (excluding Permitted Intercompany Indebtedness to AFTC), in an aggregate amount not to exceed, together with any additional Investments in Foreign Subsidiaries described in Section (g)(iv) of the definition of “Permitted Investments”, Ten Million Dollars ($10,000,000.00) outstanding at any time;; and (ii) Permitted Intercompany Indebtedness to AFTC, in an aggregate amount not to exceed, together with any additional Investments in AFTC described in Section (g)(v) of the definition of “Permitted Investments”, One Million Dollars ($1,000,000.00) in any fiscal year.”

2.15    Section 14 (Definitions). Clause (g) of the definition of “Permitted Investments” appearing in Section 14.1 is amended in its entirety and replaced with the following:

“(g)    Investments (i) by a Secured Credit Party in another Secured Credit Party, (ii) by Borrower in Avalara Technologies Private Limited, a wholly-owned Subsidiary of Parent organized under the laws of India, not to exceed One Million Dollars ($1,000,000.00) in the aggregate in any calendar quarter; provided, however, that no such Investment shall be permitted if an Event of Default has occurred and is continuing or would be caused by such Investment, (iii) by Non-Borrower Subsidiaries in other Non-Borrower Subsidiaries not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate in any fiscal year or in Borrower, (iv) additional Investments after the Effective Date of Avalara in

Foreign Subsidiaries, in an aggregate amount for all such additional Investments in Foreign Subsidiaries not to exceed, together with all outstanding Permitted Intercompany Indebtedness, Ten Million Dollars ($10,000,000.00) at any time; and (v) Investments by Avalara in AFTC, in an aggregate amount not to exceed, together with all outstanding Intercompany Indebtedness owed by AFTC to Avalara, One Million Dollars ($1,000,000.00) in any fiscal year.”

2.16    Exhibit D (Compliance Certificate). The Compliance Certificate attached as Exhibit D to the Loan Agreement is amended in its entirety and replaced with Exhibit D attached hereto.

2.17    Schedule 1 (Commitments). Schedule 1 to the Loan Agreement is deleted in its entirety and replaced with Schedule 1 attached hereto.

2.18    Subordinated SVB Loan and Security Agreement. Borrower acknowledges and agrees that (i) the “Draw Period” (as such term is defined in the Subordinated SVB Loan and Security Agreement) has expired under the Subordinated SVB Loan and Security Agreement; (ii) SVB’s commitment to make a Term Loan Advance (as such term is defined in the Subordinated SVB Loan and Security Agreement) has terminated and SVB has no further commitment thereunder; and (iii) the Subordinated SVB Loan and Security Agreement has terminated and is of no further force or effect.

3.    Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Agent and each Lender to enter into this Amendment, Borrower hereby represents and warrants to Agent and the Lenders as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower delivered to Agent on the Effective Date or in connection with this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4.8    Borrower hereby ratifies and confirms its respective obligations and indebtedness under the Loan Agreement and the other Loan Documents, as amended hereby, and hereby represents and warrants that as of the date hereof it neither has nor claims any offsets or defenses to the Obligations, and has no other claims or causes of action against any of the Lenders or the Agent in connection with, the Loan Agreement or any of the other Loan Documents (as amended hereby).

5.    Updated Perfection Certificate. In connection with the Second Amendment Effective Date, Borrower has provided to Agent and the Lenders an updated Perfection Certificate (the “Updated Perfection Certificate”). Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Updated Perfection Certificate, and acknowledges, confirms and agrees that the disclosures and information Borrower provided in such Updated Perfection Certificate have not changed, as of the date hereof. From and after the Second Amendment Effective Date, all references to the “Perfection Certificate” shall be deemed to be a reference to the Updated Perfection Certificate.

6.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.    Conditions Precedent to Effectiveness. This Amendment shall be deemed effective upon:

8.1    the due execution and delivery to Agent of this Amendment by each party hereto;

8.2    evidence satisfactory to Agent that the insurance policies and endorsements required by the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Agent, for the ratable benefit of the Lenders;

8.3    Borrower’s payment to Agent, for the ratable benefit of the Lenders, of (i) a fully earned, non-refundable Term Loan 2017 commitment fee equal to One Hundred Fifty Thousand Dollars ($150,000.00); and (ii) a fully earned, non-refundable Revolving Line commitment fee equal to Two Hundred Fifty Thousand Dollars ($250,000.00);

8.4    Borrower’s payment of Agent’s and each Lender’s legal fees and expenses incurred in connection with this Amendment and the existing Loan Documents;

8.5    certified copies, dated as of a recent date, of financing statement searches, as Agent may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection herewith, will be terminated or released;

8.6    Agent shall have received copies, certified by a duly authorized officer of each Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower, as in effect on the date hereof (but only to the extent modified since last delivered to the Agent), (ii) the resolutions of each Borrower authorizing the execution and delivery of this Amendment, the other documents executed in connection herewith and each Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Agent), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of each Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Agent);

8.7    an opinion of Borrower’s counsel in form and covering such matters regarding Avalara as are acceptable to Lenders in their discretion;

8.8    an updated Transaction Report (including Borrowing Base), as in effect immediately after giving effect to this Amendment;

8.9    the duly executed Updated Perfection Certificate; and

8.10    such other documents as Bank may reasonably request.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

AVALARA, INC.

By	/s/ Alesia Pinney
Name: Alesia Pinney
Title: Executive Vice President, General Counsel and Secretary

AVAFUEL, LLC

By: Avalara, Inc., its sole member and manager

By	/s/ Alesia Pinney
Name: Alesia Pinney
Title: Executive Vice President, General Counsel and Secretary

HOTSPOT TAX, INC.

By	/s/ Alesia Pinney
Name: Alesia Pinney
Title: President and Secretary

BILLSOFT, INC.

By	/s/ Alesia Pinney
Name: Alesia Pinney
Title: President and Secretary

SOFTWARE WIZARDS AND GURUS, INC.

By	/s/ Alesia Pinney
Name: Alesia Pinney
Title: President and Secretary

AGENT:

SILICON VALLEY BANK

By	/s/ Jayson Davis
Name: Jayson Davis
Title: Director

LENDERS:

SILICON VALLEY BANK

By	/s/ Jayson Davis
Name: Jayson Davis
Title: Director

ALLY BANK

By	/s/ Brian Baranaskas
Name: Brian Baranaskas
Title: Authorized Signatory

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EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM: AVALARA, INC.

The undersigned authorized officer of Avalara, Inc., for itself and on behalf of each other “Borrower” (collectively, the “Borrower”), certifies that under the terms and conditions of the Loan and Security Agreement between Borrower, Agent and the Lenders (as amended, the “Loan Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Loan Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent and Lenders.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Lender’s Meeting or written MD&A	Quarterly within 60 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 Business Days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue report	Monthly within 30 days	Yes No
Transaction Reports	Monthly within 30 days and with each Advance request	Yes No
Annual Financial Projections	FYE within 45 days	Yes No
409A Valuation Report	Within 30 days of receipt	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

2

Financial Covenants	Required		Actual	Complies
Maintain on a Monthly Basis:
Minimum Trailing 3-Month Net Billings*
	$		$	Yes No

Minimum Liquidity		$15,000,000.00	$	Yes No

*	80% of plan - see Section 6.7(a) of the Loan Agreement.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

AVALARA, INC., for itself and on behalf of each other “Borrower”

By:

Name:

Title:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

3

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Term Loan 2017 Commitment	Term Loan 2017 Commitment Percentage	Revolving Line Commitment	Revolving Line Commitment Percentage	Commitment Percentage
Silicon Valley Bank	$15,000,000.00	50.00%	$25,000,000.00	50.00%	50.00%
Ally Bank	$15,000,000.00	50.00%	$25,000,000.00	50.00%	50.00%

TOTAL	$30,000,000.00	100.00%	$50,000,000.00	100.00%	100.00%

L/C COMMITMENT

(As a Sublimit of the Revolving Line)

Lender	L/C Commitment	L/C Percentage
Silicon Valley Bank	$5,000,000.00	50.00%
Ally Bank	$5,000,000.00	50.00%

TOTAL	$10,000,000.00	100.00%

4

Exhibit A

Existing Letters of Credit

Beneficiary	Amount	Date of Issuance
Second & Spring Property Owner LLC	$242,800.00	September 5, 2014

5